UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2015

CODE NAVY

(Exact Name of Registrant as Specified in Its Charter)

Wyoming

(State or Other Jurisdiction of Incorporation)

0-55381	47-1109428
(Commission File Number)	(I.R.S. Employer Identification No.)

9891 Irvine Center Drive, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 545-9363

(Telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant

Dismissal of Yu Certified Public Accountant, PC

On October 29, 2015, Code Navy (the “Company”) dismissed Yu Certified Public Accountant, PC (“Yu”) as our independent registered public accounting firm. The decision to change accountants was approved by our Board of Directors.

The Yu reports on the Company’s financial statements for the year ended June 30, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Yu on our financial statements for the year ended June 30, 2014 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s years ended June 30, 2014 and 2015 and through October 29, 2015, (i) there were no disagreements with Yu on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Yu’s satisfaction, would have caused Yu to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than:

The Company has provided Yu with a copy of the foregoing disclosures and requested that Yu furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of MaloneBailey LLP

On October 29, 2015 the Company, upon the Board of Director’s approval, engaged the services of MaloneBailey LLP (“MaloneBailey”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of June 30, 2016 and for the year then ended. MaloneBailey will be performing reviews of the unaudited consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q going forward.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged MaloneBailey as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult MaloneBailey with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01 Exhibits

Exhibit 16.1, letter from Yu Certified Public Accountant, PC, will be filed by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Tamara Semenova

Tamara Semenova, Chief Executive Officer

Dated: November 3, 2015